                               PURCHASE AGREEMENT



                                  by and among


                      GENERAL ELECTRIC CAPITAL CORPORATION,


                         LASALLE NATIONAL BANK, AS AGENT


                                       and


                            UGLY DUCKLING CORPORATION








                         Dated as of December 18, 1997

                                 TABLE OF CONTENTS

ARTICLE 1
         PURCHASE AND SALE OF ASSETS.................................................................10
                  1.1      Purchased Assets..........................................................10
                  1.2      Excluded Assets...........................................................11
                  1.3      Assumption of Liabilities.................................................11
                  1.4      Excluded Liabilities......................................................11

ARTICLE 2

         CONSIDERATION FOR THE PURCHASED ASSETS......................................................13
                  2.1      Purchase Price............................................................13
                  2.2      Allocation of Purchase Price..............................................14
                  2.3      Creation of Reserve.......................................................14
                  2.4      Monthly Adjustments.......................................................15
                  2.5      Shortfalls and Charges....................................................16
                  2.6      Payment of Reserve Balance................................................16
                  2.7      Holdback..................................................................16

ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF UDC AND SELLER............................................17
                  3.1      Representations and Warranties of UDC.....................................17
                  3.2      Representations and Warranties of Seller..................................19

ARTICLE 4

         REPRESENTATIONS AND WARRANTIES
         AS TO THE FINANCE CONTRACTS.................................................................20
                  4.1      Representations and Warranties as to the Finance Contracts................20

ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................23
                  5.1      Corporate Organization and Power..........................................23
                  5.2      Authorization.............................................................23
                  5.3      Governmental Authorities and Consents.....................................23
                  5.4      Brokerage.................................................................23
                  5.5      Litigation................................................................24
                  5.6      Closing Date..............................................................24

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
ARTICLE 6

         COVENANTS PRIOR TO CLOSING..................................................................24
                  6.1      Affirmative Covenants.....................................................24
                  6.2      Negative Covenants........................................................25
                  6.3      Bankruptcy Court Approval.................................................25

ARTICLE 7

         CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE...............................................25
                  7.1      Conditions to Purchaser's Obligation......................................25
                  7.2      Waiver by Purchaser.......................................................27

ARTICLE 8

         CONDITIONS TO THE OBLIGATION OF SELLER AND UDC TO CLOSE.....................................28
                  8.1      Conditions to the Obligation of Seller and UDC............................28
                  8.2      Waiver by Seller or UDC...................................................28

ARTICLE 9

         CLOSING TRANSACTIONS........................................................................28
                  9.1      The Closing...............................................................28
                  9.2      Action to Be Taken at the Closing.........................................28
                  9.3      Closing Documents.........................................................29
                  9.4      Possession................................................................30
                  9.5      Election by Purchaser.....................................................30

ARTICLE 10

         INDEMNIFICATION.............................................................................31
                  10.1     Indemnification by UDC....................................................31
                  10.2     Indemnification by Purchaser of UDC.......................................31
                  10.3     Survival..................................................................31
                  10.4     Method of Asserting Claims................................................32

ARTICLE 11

         TERMINATION.................................................................................33
                  11.1     Termination...............................................................33
                  11.2     Effect of Termination.....................................................34

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
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                  11.3     Effect of Closing.........................................................34

ARTICLE 12

         ADDITIONAL AGREEMENTS.......................................................................34
                  12.1     Press Release and Announcements...........................................34
                  12.2     Expenses..................................................................34
                  12.3     Best Efforts To Consummate Closing Transactions...........................34
                  12.4     Specific Performance......................................................34
                  12.5     Remittances...............................................................35
                  12.6     Financing Statements......................................................35
                  12.7     Purchase Option...........................................................35

ARTICLE 13

         MISCELLANEOUS...............................................................................36
                  13.1     Amendment and Waiver......................................................36
                  13.2     Notices...................................................................36
                  13.3     Assignment................................................................37
                  13.4     Severability..............................................................37
                  13.5     No Strict Construction....................................................37
                  13.6     Captions..................................................................37
                  13.7     Complete Agreement........................................................37
                  13.8     Counterparts..............................................................37
                  13.9     Governing Law.............................................................37
                  13.10    Remedies Cumulative.......................................................38
                  13.11    Limitation on Capacity; Non-Recourse......................................38

                              INDEX OF DEFINITIONS

                                                                                                     PAGE
Agreement.............................................................................................1
Purchaser.............................................................................................1
Seller................................................................................................1
UDC...................................................................................................1
FMAC..................................................................................................1
Business..............................................................................................1
Lenders...............................................................................................1
Loans.................................................................................................1
Bankruptcy Code.......................................................................................1
Bankruptcy Court......................................................................................1
Bankruptcy Case.......................................................................................1
Final Sale Order......................................................................................1
1933 Act..............................................................................................2
Affiliate.............................................................................................2
Bankruptcy Contract...................................................................................2
Bankruptcy Rules......................................................................................2
Business Day..........................................................................................2
Certificate of Title..................................................................................2
Charge-Off Contract...................................................................................3
Charge-Off Deficiency.................................................................................3
Code..................................................................................................3
Contract..............................................................................................3
Contract Debtor.......................................................................................3
Contract Debtor Documents.............................................................................3
Report of Sale........................................................................................3
Guaranty of Title.....................................................................................3
Contract Debtor Records...............................................................................4
Contract Rights.......................................................................................4
Credit Application....................................................................................4
Dealer Invoice........................................................................................4
Delaware Law..........................................................................................4
Discharge Date........................................................................................4
Disclosure Schedule...................................................................................4
Due Period............................................................................................4
Effective Date........................................................................................4
Eligible Finance Contract.............................................................................5
ERISA.................................................................................................5
Excluded Finance Contract.............................................................................5
Finance Assets........................................................................................5
Finance Contract......................................................................................5
Financed Vehicles.....................................................................................5
FMAC Servicing Agreement..............................................................................5

                              INDEX OF DEFINITIONS
                                  (CONTINUED)

                                                                                                     PAGE
FMN...................................................................................................5
GAAP..................................................................................................5
Governmental Entity...................................................................................6
Guaranty..............................................................................................6
Insurance Proceeds....................................................................................6
IRS...................................................................................................6
knowledge.............................................................................................6
known to..............................................................................................6
Laws..................................................................................................6
Liens.................................................................................................6
Liquidation Proceeds..................................................................................7
List of Finance Contracts.............................................................................7
Loan Agreement........................................................................................7
Magna.................................................................................................7
material adverse effect...............................................................................7
material adverse change...............................................................................7
Monthly Principal.....................................................................................7
Monthly Yield.........................................................................................8
Nonassigned Finance Contract..........................................................................8
Magna Assignments.....................................................................................8
Optional Contract Debtor Insurance....................................................................8
Outstanding Principal Balance.........................................................................8
Person................................................................................................8
Portfolio of Finance Contracts........................................................................8
Remittances...........................................................................................8
Required Contract Debtor Insurance....................................................................9
Required Monthly Return...............................................................................9
Required Reserve Level................................................................................9
Schedule of Payments..................................................................................9
Scheduled Payment.....................................................................................9
Servicing Agreement...................................................................................9
Servicing Fee.........................................................................................9
Taxes.................................................................................................9
Trial Balance........................................................................................10
UCC..................................................................................................10
UDC Servicing Agreement..............................................................................10
Undelivered Finance Contract.........................................................................10
Yield Measurement....................................................................................10
Purchased Assets.....................................................................................11
Excluded Assets......................................................................................11
Assumed Liabilities..................................................................................11
Excluded Contracts...................................................................................11

                              INDEX OF DEFINITIONS
                                   (CONTINUED)

                                                                                                    PAGE
Excluded Liabilities.................................................................................11
Purchase Price.......................................................................................13
Aggregate Principal Balance..........................................................................13
Reserve..............................................................................................13
Holdback.............................................................................................13
Secured Obligations..................................................................................14
Monthly Adjustments..................................................................................15
Holdback Termination Date............................................................................17
UDC Agreements.......................................................................................18
Seller Agreements....................................................................................19
Purchaser Agreements.................................................................................23
Motion...............................................................................................25
Transaction..........................................................................................25
Bankruptcy Order.....................................................................................25
Closing..............................................................................................28
Closing Date.........................................................................................28
Purchaser Indemnified Parties........................................................................31
Losses...............................................................................................31
Purchaser Losses.....................................................................................31
UDC Indemnified Parties..............................................................................31
UDC Losses...........................................................................................31
Expiration Date......................................................................................32
Indemnified Party....................................................................................32
Purchaser Indemnified Party..........................................................................32
UDC Indemnified Party................................................................................32
Notifying Party......................................................................................32
Indemnifying Party...................................................................................32
Claim................................................................................................32

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT is dated as of December 18, 1997 (the "Agreement") by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Purchaser"), LASALLE NATIONAL BANK, a national banking corporation, as agent for the Lenders and not in its individual capacity (herein referred to in such capacity as "Seller"), and UGLY DUCKLING CORPORATION, a Delaware corporation ("UDC").

                              W I T N E S S E T H :

         WHEREAS, First Merchants Acceptance Corporation, a Delaware corporation ("FMAC") was engaged in the business of purchasing and servicing of retail automobile installment contracts originated by automobile dealers and in securitizing certain of such contracts (together, the "Business");

         WHEREAS, UDC has advised Purchaser that pursuant to the Loan Agreement (as defined below) among LaSalle National Bank, a national banking association; NBD Bank, a Michigan banking corporation; Harris Trust and Savings Bank, an Illinois banking corporation; NationsBank, N.A., a national banking association, as successor to the Boatman National Bank of St. Louis; First Bank National Association, a national association; Fleet Bank, National Association (f/k/a NatWest Bank, N.A.); Mellon Bank, N.A., a national banking association; First Star Bank Milwaukee, N.A., a national banking association; and Core States Bank, N.A., a national banking association (collectively, the "Lenders"), Seller and FMAC, the Lenders provided various credit facilities to FMAC (the "Loans"), which Loans are secured in part by a first perfected priority security interest in and to, among other assets, the Purchased Assets (as defined below);

         WHEREAS, on July 11, 1997, FMAC filed a Chapter 11 petition under the provisions of Title 11, United States Code, as amended (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and such petition is currently pending in the Bankruptcy Court as Case No. 97-1500 (the "Bankruptcy Case").

         WHEREAS, UDC has advised Purchaser that UDC has purchased from the Lenders an aggregate of 100% of all right, title, claims and interest in the Loans, and UDC, as holder of 100% in interest of the Loans, has directed Seller, on behalf of UDC as the sole Lender, to credit bid the entire amount of the Loans to acquire, among other assets, the Purchased Assets from FMAC;

         WHEREAS, the Court is expected to enter an order on or about December 15, 1997, pursuant to which Seller shall purchase pursuant to Sections 363(b)(1) and (f) of the Bankruptcy Code the Purchased Assets (the "Final Sale Order"); and

         WHEREAS, Purchaser desires to purchase the Purchased Assets from Seller, subject to the conditions, among others, that Seller's purchase of the Purchased Assets shall be approved by the Bankruptcy Court as hereinafter provided and that UDC shall execute and deliver to Purchaser the UDC Servicing Agreement and the Guaranty (as defined below).

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained, the parties, intending to be bound hereby, hereby agree as follows:


                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the respective meanings set forth below. The definitions of such terms are applicable to the singular as well as to the plural forms of such terms. Wherever from the context it appears appropriate, each term stated in either the masculine, feminine or neuter gender shall include the masculine, feminine or neuter.

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "Affiliate" of any particular Person shall mean any other
            Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" is defined in the preamble.

                  "Bankruptcy Code" is defined in the Preamble.

                  "Bankruptcy Contract" shall mean a Finance Contract for which the related Contract Debtor is a debtor under Chapter 13 of the Bankruptcy Code and for which a court ordered payment plan is in effect.

                  "Bankruptcy Court" is defined in the Preamble.

                  "Bankruptcy Order" is defined in Section 7.1(a).

                  "Bankruptcy Proceedings" is defined in the Preamble.

                  "Bankruptcy Rules" shall mean Federal Rules of Bankruptcy
            Procedure.

                  "Business" is defined in the preamble.

                  "Business Day" shall mean any day that banks and similar
            financial institutions are open for business in Chicago, Illinois.

                  "Certificate of Title" shall mean with respect to any Financed
            Vehicle, the Certificate of Title (or other evidence of ownership) issued by the department of motor vehicles, or other appropriate governmental body, of the state in which the Financed Vehicle is or is to be registered, showing the Contract Debtor as owner with either notation of the first lien of

            FMAC or, if applicable, FMN or Magna, or such other status indicated thereon which is necessary to perfect the security interest of FMAC or, if applicable, FMN or Magna, in the Financed Vehicle as a first priority interest, and showing no other actual or possible ownership or lien interests.

                  "Charge-Off Contract" shall mean a Finance Contract for which any of the following applies: (a) which is past due for more than one hundred twenty (120) days; (b) for which the Financed Vehicle has been surrendered, repossessed, damaged beyond repair or unable to be located; (c) which has been settled for less than the Outstanding Principal Balance associated with such Finance Contract;
            (d) which has been written off as uncollectible in accordance with the policies set forth in the Servicing Agreement and, if the Servicing Agreement is terminated, in accordance with Purchaser's policies; or (e) for which the Contract Debtor related to the Finance Contract has become a debtor under Chapter 13 or Chapter 7 of the Bankruptcy Code for more than one hundred eighty (180) days and for which Finance Contract there is no court-ordered payment plan or reaffirmation in effect.

                  "Charge-Off Deficiency," with respect to each Charge-Off
            Contract, shall mean the amount by which its Outstanding Principal Balance exceeds its Liquidation Proceeds, Insurance Proceeds and any other recoveries, to the extent that such amount has not been included in a previous calculation and monthly report of Charge-Off Deficiency.

                  "Claim" is defined in Section 10.4(a).

                  "Closing" is defined in Section 9.1.

                  "Closing Date" is defined in Section 9.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as
            amended.

                  "Contract" shall mean any contract, agreement, lease,
            instrument, undertaking, or commitment, written or oral, to which the Person in question is a party or by which such Person or any of his assets are bound.

                  "Contract Debtor" shall mean the Person(s) that has(ve)
            executed a Finance Contract, including, without limitation, any guarantor, co-signer or other Person obligated to make payments under the Finance Contract.

                  "Contract Debtor Documents" shall mean with respect to each
            Finance Contract, (a) the original Certificate of Title; (b) the original executed Finance Contract with original signatures; (c) a copy of the Dealer Invoice and invoices for any additional equipment included in the Finance Contract, if applicable; (d) a copy of the original signed Credit Application; (e) verification for the Required Contract Debtor Insurance that FMAC was the loss payee, additional insured or lienholder at the time of FMAC's purchase of the Finance Contract; (f) a copy of the "Report of Sale" and/or "Guaranty of Title" executed by the selling dealer which has been forwarded to the appropriate department of motor vehicles; (g) copies, if applicable, of: (i) the credit bureau reports, (ii) the completed credit investigation form,
            (iii) the completed verification of employment and income forms and
            (iv) Contract Debtor references; (h) verification of Required Contract Debtor Insurance including the policy number; (i) FMAC's funds disbursement invoice or listing, if applicable; (j) a certificate for each type of Optional Contract Debtor Insurance purchased by Contract Debtor, if applicable; (k) FMAC's loan process or "deal structure" sheet, if applicable; (l) a "fact sheet" from the dealer; and (m) other documents that may be required by FMAC in the ordinary course of business.

                  "Contract Debtor Records" shall mean with respect to each
            Finance Contract, and whether existing before or after the date of this Agreement (a) the Contract Debtor Documents; and (b) all other records, files and documents, whether consisting of paper or computerized or in some other form, which relate specifically to Contract Debtor, the Finance Contract, the Financed Vehicle or associated Contract Right.

                  "Contract Rights" shall mean with respect to the Finance
            Contracts, (a) Seller's interest in the Financed Vehicle; (b) all rights of Seller with respect to the Finance Contract and Financed Vehicle under all assignments and dealer agreements pursuant to which the Finance Contract was acquired by Seller including any rights or obligations of Seller to any dealer reserve accounts; (c) all rights of Seller with respect to Required Contract Debtor Insurance and Optional Contract Debtor Insurance; (d) all rights of Seller, if any, to prepaid dealer rate participation in connection with the Finance Contract; and (e) all rights of Seller with respect to Contract Debtor Records and Remittances.

                  "Credit Application" shall mean the credit application
            completed by Contract Debtor in order to request financing for Contract Debtor's purchase of the Financed Vehicle.

                  "Dealer Invoice" shall mean as to new Financed Vehicles, the invoice prepared by the manufacturer showing the net cost; and as to used Financed Vehicles, the NADA wholesale value, adjusted for mileage and hard adds.

                  "Delaware Law" shall mean the General Corporation Law of the
            State of Delaware.

                  "Discharge Date" shall mean the first date by which all of the
            Finance Contracts have been paid in full or forgiven by Purchaser and all of the servicer's obligations under the Servicing Agreement and this Agreement have been performed.

                  "Disclosure Schedule" shall mean, collectively, the schedules delivered by Seller to Purchaser simultaneously with the execution and delivery of this Agreement.

                  "Due Period" shall mean a calendar month during the period beginning with the calendar month during which the Effective Date occurs and ending with the calendar month when all of the obligations of Seller and UDC to Purchaser under this Agreement and all obligations of the servicer under the Servicing Agreement are fully paid and performed.

                  "Effective Date" shall mean the opening of business on
            December 1, 1997.

                  "Eligible Finance Contract" shall mean a Finance Contract
            which (a) is for a Financed Vehicle; (b) is not, nor are any of the other Finance Assets associated with the Finance Contract, in breach of any of the representations and warranties contained in Article 4 of this Agreement; (c) has not been extended during the ninety (90) days before the Effective Date, except in the ordinary course of business; (d) is a full payout obligation; (e) has no insurance claim, litigation or dispute pending relating in any way to the Finance Contract, the Financed Vehicle or Contract Debtor's obligations or performance in connection with the Finance Contract or the Financed Vehicle (other than any proceeding under Chapter 13 of the Bankruptcy Code with respect to any Bankruptcy Contract); (f) meets the published credit and advance standards of FMAC as of the Effective Date; (g) is properly documented; (h) has an "Annual Percentage Rate" which does not exceed the applicable state maximum; and (i) is not a Charge-Off Contract as of the Effective Date.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Finance Contract" means the motor vehicle
            installment or conditional sale contracts which FMAC has pledged to Greenwich Financial Products, has failed to fund or has securitized.

                  "Finance Assets" shall mean Finance Contracts and the
            associated Contract Rights and Contract Debtor Records.

                  "Finance Contract" shall mean each motor vehicle installment or conditional sale contract, with any amendments, purchased by Purchaser from Seller hereunder, including, without limitation, each such contract identified on the List of Finance Contracts, pursuant to which a Contract Debtor has: (a) purchased a new or used motor vehicle, (b) granted a security interest in the motor vehicle to secure Contract Debtor's payment obligations and (c) agreed to pay the unpaid purchase price and a finance charge in monthly installments.

                  "Financed Vehicles" shall mean the motor vehicles, together with all accessions thereto, which are subject to the Finance Contract.

                  "FMAC Servicing Agreement" shall mean the servicing agreement among Purchaser, FMAC and Seller pursuant to which FMAC, in consultation with UDC, shall service the Purchased Assets subsequent to the Closing and which agreement shall be in form and substance acceptable to Purchaser.

                  "FMN" shall mean First Merchants Acceptance Corporation of
            Nevada, a Nevada corporation and a wholly-owned subsidiary of FMAC.

                  "GAAP" shall mean U.S. generally accepted accounting
            principles.


                  "Governmental Entity" shall mean, collectively, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any state, county, city or other political subdivision.

                  "Guaranty" shall mean the guarantee made by UDC in favor of
            Purchaser with respect to the Purchased Assets, which shall be in form and substance acceptable to Purchaser.

                  "Holdback" shall have the meaning set forth in Section
            2.1(b)(i).

                  "Insurance Proceeds" shall mean, with respect to a Finance
            Contract, amounts, including rebates and refunds, recovered under any warranty, Required Contract Debtor Insurance or Optional Contract Debtor Insurance, net of any amounts required by Law to be remitted to the Contract Debtor.

                  "IRS" shall mean the Internal Revenue Service.

                  "knowledge," "known to" or any similar phrase means, with
            respect to an individual, that such individual has "knowledge" of a particular fact or other matter if:

                        (a) such individual is actually aware of such fact or
                  other matter; or

                        (b) a prudent individual could be expected to discover
                  or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

                  A Person (other than an individual) shall be deemed to have
            "knowledge" or to "know" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

                  "Laws" shall mean, collectively, any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation or judgment, decree, order, writ, permit or license of any Governmental Entity.

                  "Liens" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against Seller, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute other than to reflect ownership by a third party of property leased to Seller under a lease that is not in the nature of a conditional sale or title retention agreement, or any subordination arrangements in favor of another Person (other than any subordination arising in the ordinary course of business).

                  "Liquidation Proceeds" shall mean with respect to a Finance
            Contract, all amounts, other than Insurance Proceeds, received from the sale or other disposition of a Financed Vehicle, net of any amounts required by Law to be remitted to the Contract Debtor.

                  "List of Finance Contracts" shall mean Schedule 4.1(b) which:
            (a) identifies each Finance Contract owned by Seller by account number, Contract Debtor's name, Outstanding Principal Balance as of the Effective Date, and the year, make, model and Vehicle Identification Number of the Financed Vehicle, and (b) shows the total number of the Finance Contracts and the aggregate amount of the Outstanding Principal Balances for the Finance Contracts as of the Effective Date.

                  "Loan Agreement" means that certain Fourth Amended and
            Restated Loan and Security Agreement, dated as of February 28, 1996, among the Lenders, Seller and FMAC; as amended by that certain First Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of May 1, 1996 among FMAC, Lenders and Seller; as further amended by that Second Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of December 26, 1996, among FMAC, Lenders and Seller; and that certain Consent and Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of October 29, 1996, among FMAC, Lenders and Seller; and that certain Forbearance Agreement, dated as of May 8, 1997, between FMAC and Seller; and those certain Consents, dated as of June 17, 1997 and June 20, 1996, between FMAC and Seller; and a certain Letter Agreement, dated June 27, 1997, between FMAC and Seller; and that certain Letter Agreement, dated June 30, 1997, between FMAC and Seller.

                  "Magna" shall mean Magna Bank of St. Louis, a Missouri banking corporation.

                  "material adverse effect" and "material adverse change" shall mean a single event, occurrence or fact or related or unrelated series of events, occurrences or facts (a) which, in relation to any quantifiable matter or matters, singularly or in the aggregate, has or have an impact in an amount greater than One Hundred Thousand Dollars ($100,000), and (b) which, in relation to any nonquantifiable matter or matters, singularly or in the aggregate, or when combined with any quantifiable matter or matters, is or are materially adverse to the ability of Seller or UDC to perform their respective obligations under the Seller Agreements or the UDC Agreements, the Purchased Assets or the Business.

                  "Monthly Principal," with respect to a Due Period and a
            Finance Contract, shall mean the Outstanding Principal Balance of such Finance Contract as of the last day of the preceding Due Period minus the Outstanding Principal Balance of such Finance Contract as of the last day of the Due Period.

                  "Monthly Yield" shall mean the product of 10.35% times the
            Yield Measurement for the preceding Due Period divided by 365 times the number of days in the current Due Period (see formula below):


 (        10.35% x prior Due Period Yield Measurement        ) x  number of days in current Due Period
 ( --------------------------------------------------------  )
                               365

                  "Nonassigned Finance Contract" shall mean any Eligible Finance
            Contract for which the related certificate of title or other evidence of ownership shows the lien of Magna and for which Seller shall be unable to deliver to purchaser at Closing for any reason an original executed copy of a proper assignment of such Eligible Finance Contract to FMAC or an original executed power of attorney in customary form pursuant to which Magna appointed FMAC as Magna's agent to deal with such Eligible Finance Contract (said assignment and power of attorney are referred to collectively as "Magna Assignments").

                  "Optional Contract Debtor Insurance" shall mean any insurance which insures a Financed Vehicle or a Contract Debtor's obligations under a Finance Contract, including but not limited to credit life, credit health, credit disability, unemployment insurance, and any service contract, mechanical breakdown coverage, warranty or extended warranty for a Financed Vehicle.

                  "Outstanding Principal Balance" shall mean (a) with respect to a precomputed Finance Contract, the outstanding principal balance of such Finance Contract which is calculated by subtracting the unearned finance charge on such Finance Contract from the unpaid Scheduled Payments due under such Finance Contract (the "Outstanding Principal Balance") and (b) with respect to a simple interest Finance Contract, the Outstanding Principal Balance of such Finance Contract plus accrued and unpaid interest thereon.

                  "Petition" is defined in the Preamble.

                  "Person" shall mean an individual, a partnership, a
            corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

                  "Portfolio of Finance Contracts" shall mean the aggregate of individual Finance Contracts which are identified on the List of Finance Contracts.

                  "Purchase Price" is defined in Section 2.1.

                  "Purchaser" is defined in the preamble.

                  "Remittances" shall mean any amounts received with respect to the Finance Contracts and associated Contract Rights, including, but not limited to, Scheduled Payments, prepayments, payoffs, Liquidation Proceeds, Insurance Proceeds, late charges and fees (including not-sufficient-funds fees, and extension and modification fees).

                  "Required Contract Debtor Insurance" shall mean any casualty insurance a Contract Debtor is required to obtain pursuant to the terms of the Finance Contract.

                  "Required Monthly Return" shall mean the Monthly Yield, the
            Monthly Principal and all Charge-Off Deficiencies for all Finance Contracts.

                  "Required Reserve Level," as to the Reserve, shall mean (a)
            the greater of $2 million and 14% of the Aggregate Principal Balance as of the end of any month between the date hereof and the end of the month during which Purchaser notifies UDC that Purchaser, in its discretion, has determined that Charge-Off Deficiencies from the Portfolio of Finance Contracts have stabilized (such month end is referred to herein as the "Stabilization Date") (i.e., the Charge-Off Deficiencies from the Portfolio of Finance Contracts shall have commenced to decline from their prior levels which will cause the Reserve to commence to increase as a percentage of the Aggregate Principal Balance, which is expected to occur approximately thirty-two (32) months after the Closing Date); or (b) the greater of $2 million and 12% of the Aggregate Principal Balance as of the end of any month between the Stabilization Date and the Discharge Date.

                  "Reserve" is defined in Section 2.1(a)(i).

                  "Schedule of Payments" shall mean the schedule of monthly
            payments disclosed on a Finance Contract.

                  "Scheduled Payment" shall mean the monthly payment amount
            indicated on Schedule 4.1(h) hereto.

                  "Servicing Agreement" shall mean the FMAC Servicing Agreement or the UDC Servicing Agreement, whichever is in effect as of the date in question or as the context may otherwise require.

                  "Servicing Fee" shall mean the Servicing Fee and the
            Reimbursable Expenses as defined in the Servicing Agreement and all third party charges for not-sufficient fund checks and returned checks which relate to payments made by Borrowers, to the extent not otherwise received from obligor or, if the Servicing Agreement is terminated, the amounts paid to a successor servicer or the Purchaser's cost to service the Finance Contracts if the Purchaser services the Finance Contracts.

                  "Taxes" shall mean all taxes and other governmental charges
            (including, without limitation, interest, additions to tax and penalties) which have been incurred or are shown to be due on any federal, state, local or foreign tax information or tax return, or whether or not shown on any such return, are due from Seller or imposed on Seller, or its properties, assets, incomes, payroll, franchises, licenses, sales or use of any property, by any federal, state, local or foreign taxing authority.

                  "Trial Balance" shall mean an installment loan trial balance report prepared by Seller, containing such information as Purchaser deems reasonably necessary.

                  "UCC" shall mean the Uniform Commercial Code.

                  "UDC" is defined in the preamble.

                  "UDC Servicing Agreement" shall mean the servicing agreement between Purchaser and UDC pursuant to which UDC shall service the Purchased Assets from and after the termination of the FMAC Servicing Agreement and which UDC Servicing Agreement shall be in form and substance satisfactory to Purchaser.

                  "Undelivered Finance Contract" shall mean any Eligible Finance
            Contracts, the original executed copy of which, Seller shall be unable to deliver to Purchaser at Closing for any reason.

                  "Yield Measurement" shall mean, as of the last day of a Due
            Period, the Aggregate Principal Balance less the sum of the outstanding balance of the Reserve and the Holdback, without duplication.

            ACCOUNTING TERMS. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered by any person or entity pursuant to this Agreement shall be prepared, in accordance with GAAP as in effect from time to time applied on a consistent basis. To the extent GAAP does not apply to certain reports or accounting practices of Seller, the parties shall mutually agree on such accounting practices.


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

            1.1 PURCHASED ASSETS. On the terms and subject to the conditions of this Agreement, on the Closing Date, Purchaser shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchaser, free and clear of all interests, including, without limitation, Liens, all of the following assets as of the Effective Date:

                  (a) all Finance Contracts, together with all related Contract
            Rights and Contract Debtor Documents, including, without limitation, all Finance Contracts that have been written-off;

                  (b) the right to receive mail and other communications
            addressed to Seller or FMAC and relating to the Finance Contracts (including, without limitation, mail and communications from Contract Debtors, suppliers, dealers, agents and others and Remittances);

                  (c) all claims, refunds, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature related to the Finance Contracts;

                  (d) all repossessed Financed Vehicles; and

                  (e) all Remittances received by FMAC or Seller subsequent to the Effective Date.

For purposes of the Agreement, the term "Purchased Assets" means all properties, assets and rights which Seller shall convey to Purchaser or shall be obligated to convey to Purchaser under this Agreement.

         1.2 EXCLUDED ASSETS. Seller shall retain, and Purchaser shall not purchase, any assets of Seller or FMAC related to the Business and not specifically described in Section 1.1 hereof, including, without limitation, the Excluded Finance Contracts (the "Excluded Assets"). Said assets are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets.

         1.3 ASSUMPTION OF LIABILITIES. Subject to the conditions specified in this Agreement, on the Closing Date, Purchaser shall assume and agree to pay, defend, discharge and perform as and when due only those obligations of Seller to Contract Debtors expressly set forth in the Finance Contracts which first arise subsequent to the Closing (excluding any liability or obligation for any breach of any such Finance Contract or violation of Law in connection therewith occurring prior to the Closing Date), but only to the extent that Seller's rights and benefits under such Finance Contracts have been validly assigned to Purchaser pursuant to this Agreement, subject to Seller's warranty that all other obligations of Seller and prior holders related to the Finance Contracts have been performed (the "Assumed Liabilities") (all other Contracts are referred to herein as the "Excluded Contracts").

         1.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not assume or be liable for any of the following liabilities or obligations of Seller or FMAC (the "Excluded Liabilities"), and none of the following liabilities or obligations of Seller and/or FMAC shall be Assumed Liabilities for purposes of this Agreement:

                  (a) liabilities or obligations under this Agreement, the Loan
            Agreement or the Loans;

                  (b) liabilities or obligations for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, all attorneys', accountants' and investment bankers' fees and sales, use and transfer taxes;

                  (c) liabilities or obligations with respect to any amount of federal, state, local or foreign taxes, including interest, penalties and additions to such taxes;

                  (d) liabilities or obligations arising by reason of any
            violation or alleged violation of any Law or any requirement of any Governmental Entity or by reason of any breach or alleged breach of any Finance Contract, regardless of when any such violation or breach is asserted;

                  (e) liabilities or obligations which would not have existed had the respective representations and warranties of Seller and UDC (other than Article 4) been true as of the Closing Date;

                  (f) liabilities or obligations relating to claims for breach of warranty, personal injury, damage to property or other loss based upon or arising out of the sale, distribution or repossession of Financed Vehicles or other products or the provision of services by or on behalf of Seller or FMAC;

                  (g) liabilities or obligations under all Excluded Contracts;

                  (h) liabilities or obligations in connection with any Required
            Contract Debtor Insurance or Optional Contract Debtor Insurance purchased by a Contract Debtor in connection with a Finance Contract;

                  (i) liabilities or obligations relating to reserves or
            participations established for any originator or prior holder of a Finance Contract;

                  (j) liabilities or obligations relating to any breach,
            repurchase obligation, payment obligation or other liabilities or obligations of any kind under any Contract that constitutes an Assumed Liability arising out of transactions entered into at or prior to the Closing, any action or inaction prior to the Closing or any state of fact existing at or prior to the Closing, regardless of when asserted, including, without limitation, any obligation to pay any amount to a Contract Debtor under any Finance Contract;

                  (k) all other liabilities or obligations not expressly assumed by Purchaser under Section 1.3, including, without limitation, any liabilities or obligations arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing or any state of fact existing at or prior to the Closing, regardless of when asserted.

                                    ARTICLE 2

                     CONSIDERATION FOR THE PURCHASED ASSETS

         2.1      PURCHASE PRICE.

                  (a) In addition to the assumption of the Assumed Liabilities, the aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be:

                        (i) Eighty Million Eight Hundred Forty-One Thousand Four
                  Hundred Sixteen and 36/100 Dollars ($80,841,416.36), which amount equals the aggregate amount of the Outstanding Principal Balance as of the Effective Date under each Eligible Finance Contract as reflected on the books and records of FMAC maintained in the ordinary course of business immediately prior to the Effective Date (the "Aggregate Principal Balance"), less fourteen percent (14%) of such Aggregate Principal Balance (the "Reserve");

                        (ii) the right to receive an amount in cash equal to
                  amounts payable to Seller pursuant to Section 2.4(a)(viii);
                  and

                        (iii) the right to receive an amount in cash equal to
                  the unused portion, if any, of the Reserve in accordance with
                  Section 2.6.

                  (b) The Purchase Price under Section 2.1(a)(i), less a credit in the amount of One Million Nine Hundred Nineteen Thousand Seven Hundred Nine and 88/100 Dollars ($1,919,709.88) (which represents the aggregate amount of Remittances received by FMAC or Seller with respect to the Finance Contracts between the Effective Date and the close of business on December 16, 1997 net of Remittances dishonored or returned during such period), shall be paid by or on behalf of Purchaser at the Closing to Seller by wire transfer of immediately available funds to such account as Seller shall direct in writing not less than two (2) Business Days prior to Closing as follows:

                        (i) an amount by UDC equal to Three Million and no/100
                  Dollars ($3,000,000.00) (the "Holdback") which represents UDC's calculation of the Aggregate Principal Balance as of December 15, 1997 of the Undelivered Finance Contracts and the Nonassigned Finance Contracts; and

                        (ii) an amount by Purchaser equal to Seventy-Five
                  Million Nine Hundred Twenty-One Thousand Seven Hundred Six and 48/100 Dollars ($75,921,706.48) which represents the balance of the Purchase Price payable at Closing under this Section 2.1(b).

                  (c) Seller shall cause to be paid to Purchaser any Remittances for Finance Contracts which were not applied prior to the posting of the Outstanding Principal Balance for such Finance Contracts used in the calculation of the Purchase Price or which were received after the Effective Date and were not credited against the Purchase Price under Section 2.1(b).

            2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price for the Purchased Assets shall be allocated to and among the Purchased Assets in the manner set forth on Exhibit C hereto. Each party shall report the sale and purchase of the Purchased Assets contemplated by this Agreement on all applicable federal, state, local and foreign income, franchise, excise and sales tax returns in accordance with such allocation. The parties agree to provide such cooperation and information as may be required by the other for the purpose of preparing such reports.

            2.3   CREATION OF RESERVE.

                  (a) Purchaser has agreed to purchase Eligible Finance
            Contracts based on the assumption that most of the Scheduled Payments shall be paid within a certain period of their due dates. Because the purchased Finance Contracts may not perform well enough to meet Purchaser's assumptions, Seller has agreed to fund the Reserve to allow Purchaser a way to recover, to the extent of the Reserve and the Guaranty, shortfalls from the assumed performance. The Reserve shall be established on the Closing Date. The initial amount of the Reserve shall be fourteen percent (14%) of the Aggregate Principal Balance of the Eligible Finance Contracts purchased on the Closing Date. At the end of each subsequent Due Period, the Reserve shall be required to equal the Required Reserve Level. The Reserve shall be maintained by Purchaser as a book-entry account and shall not consist of segregated funds or an interest in cash. Purchaser may commingle and use as its own funds any funds which are accounted for as an addition to the Reserve. The Reserve shall not bear or earn interest. The only right, title and interest of Seller with respect to the Reserve shall be the residual right to receive any remaining balance as provided in Section 2.6 after the deduction of all charges to the Reserve that Purchaser has a right to make pursuant to this Agreement or the Servicing Agreement.

                  (b) (i) Seller hereby grants to Purchaser a security interest in all of its right, title and interest in the Reserve and payments to be made under Section 2.4(a)(viii) and (ii) UDC hereby grants to Purchaser a security interest in all of its right, title and interest in the Reserve, the Holdback and reimbursement of any amounts paid by UDC under the Guaranty, in each case, to secure the obligations of Seller and UDC to Purchaser under this Agreement, the obligations of UDC to Purchaser under the Guaranty and the obligations of UDC, as servicer, under the UDC Servicing Agreement (collectively, the "Secured Obligations"). In the event that any party other than Purchaser defaults under any Secured Obligation and such default continues beyond any applicable grace period, Seller and UDC shall be deemed to be in default hereunder and Purchaser shall have all of the rights of secured party under the applicable version of the Uniform Commercial Code with respect to the collateral in which Seller and UDC have granted Purchaser a security interest hereunder and Purchaser shall have the right to set off any obligations of Seller and UDC to Purchaser against any payments owed under this Agreement by Purchaser to Seller and UDC, respectively.

         2.4      MONTHLY ADJUSTMENTS.

                  (a) As of the last Business Day of each Due Period, the Remittances for such Due Period, net of Remittances dishonored or returned during such Due Period plus any payments made by UDC under the Guaranty during the applicable Due Period and interest earned on Remittances or payments under the Guaranty at the rate of 10.35% per annum from the date received until the end of such Due Period, shall be applied, to the extent of Remittances and the aforementioned Guaranty payments and interest available and unless otherwise not payable under the terms of this Agreement or the Servicing Agreement, in the following order (the "Monthly Adjustments"):

                        (i) payment of the Servicing Fee;

                        (ii) payment to Purchaser of the Monthly Yield of all
                  Finance Contracts;

                        (iii) prior to the second anniversary of the Closing
                  Date, $10,000 as payment to Purchaser to reimburse Purchaser for audit, maintenance and other administrative expenses relating to the Finance Contracts;

                        (iv) payment to Purchaser of the aggregate Monthly
                  Principal of all Finance Contracts;

                        (v) payment to Purchaser of all Charge-Off Deficiencies
                  related to all Finance Contracts;

                        (vi) payment to Purchaser for addition to the Reserve to
                  the extent necessary to restore the Reserve to the Required Reserve Level;

                        (vii) so long as the Reserve is maintained at the
                  Required Reserve Level, reimbursement to UDC of any amounts paid by UDC to Purchaser under the Guaranty (excluding any amounts paid under Section 9 of the Guaranty); and

                        (viii) prior to the first anniversary of the Closing
                  Date, as payment to Purchaser for addition to the Reserve, and after the first anniversary of the Closing Date, as payment to Seller;

                  (b) To the extent the Remittances for any Due Period, net of Remittances dishonored or returned during the Due Period, and said Guaranty payments and interest are insufficient to satisfy in full items (i)-(v) above for all Finance Contracts, then the additional amount required to satisfy in full items (i)-(v) above for all Finance Contracts for such Due Period shall be deducted from the Reserve balance.

                  (c) Within ten (10) Business Days after the end of such Due Period, Purchaser shall require the servicer under the Servicing Agreement to provide a report to Purchaser setting forth all of the information reasonably necessary to make the payments under Section 2.4(a)(i)-(viii), and within fifteen (15) days after the end of such Due Period Purchaser shall pay the amounts set forth in Section 2.4(a)(i), (v) and (viii).

            2.5 SHORTFALLS AND CHARGES. In the event that all Remittances collected on or prior to the Discharge Date are not sufficient to restore the Reserve to the Required Reserve Level, Purchaser shall have no liability to pay any such shortfall. In addition to other charges allowed by this Agreement or the Servicing Agreement, Purchaser shall have the right to charge the Reserve for (a) all amounts which Seller or UDC owes to Purchaser pursuant to this Agreement or otherwise but fails to pay when due, and (b) all amounts which Purchaser incurs to perform or enforce any obligations of Seller or UDC under this Agreement, the servicer under the Servicing Agreement or UDC under the Guaranty.

            2.6   PAYMENT OF RESERVE BALANCE.

                  (a) Monthly Reserve Fund. After the Monthly Adjustments are
            made pursuant to Section 2.4 hereof and subject to Section 2.4(a)(viii), if Purchaser has received through Remittances and/or the Reserve all of the Required Monthly Returns for all of the Finance Contracts, Seller and UDC have performed all of their respective obligations under this Agreement, the servicer has performed all of its obligations under the Servicing Agreement and UDC has performed all of its obligations under the Guaranty, Purchaser shall pay first to reimburse UDC for any payments made by UDC under the Guaranty and second to Seller the amount by which the positive balance, if any, of the Reserve exceeds the Required Reserve Level.

                  (b) Final Reserve Payment. Provided that Purchaser has
            received through Remittances and/or the Reserve all of the Required Monthly Returns for all of the Finance Contracts and all other amounts due to Purchaser under the Servicing Agreement and this Agreement, then within thirty (30) days after the Discharge Date, Purchaser shall pay first to reimburse UDC for any payments made by UDC under the Guaranty and second to Seller the positive balance, if any, of the Reserve. The respective interests of Seller and UDC in the Reserve shall at all times be merely a residual interest in the positive balance of the Reserve as of the Discharge Date, if any, after Purchaser has received all amounts due Purchaser hereunder, including, without limitation, the Required Monthly Returns.

            2.7   HOLDBACK.

                  (a) The Holdback shall be maintained by Purchaser as a book entry account and shall not consist of segregated funds or an interest in cash. The Holdback, without interest, shall be payable to UDC at the time or times set forth in and in accordance with the terms of Section 2.7(b). Until such time or times, UDC shall have no right to payment of any of the Holdback.

                  (b) In the event that on or before January 31, 1998 UDC
            delivers to Purchaser the original executed copy of an Undelivered Finance Contract or a Magna Assignment to a Nonassigned Finance Contract, Purchaser shall release from the Holdback to UDC an amount equal to the Aggregate Principal Balance as of the Effective Date of such Undelivered Finance Contract or of such Nonassigned Finance Contract, as may be appropriate; provided, however, that said date shall be extended to February 28, 1998 in the event that on or before January 31, 1998 UDC shall have delivered to Purchaser the original executed copies of Undelivered Finance Contracts and Magna Assignments to Nonassigned Contracts, which as of the Effective Date constituted two-thirds (2/3) or more of the Aggregate Principal Balance of all Undelivered Finance Contracts and Nonassigned Contracts (the applicable of such two dates is referred to herein as the "Holdback Termination Date"). All payments due hereunder from Purchaser to UDC shall be made on the date the Servicing Fee is payable to the servicer under the Servicing Agreement in the month immediately following the month in which the original executed copy of any Undelivered Finance Contract or a Magna Assignment to a Nonassigned Finance Contract is received by Purchaser. Notwithstanding the foregoing, in the event Purchaser reasonably determines at any time after the Closing that the Aggregate Principal Balance of the Undelivered Finance Contracts and/or Nonassigned Finance Contracts will or will likely exceed the balance of the Holdback, in addition to all other rights and remedies available to Purchaser, Purchaser shall have no obligation to make any further payments of the Holdback to UDC until and unless Purchaser shall have determined that the amount of the Holdback exceeds the Aggregate Principal Balance of the Undelivered Finance Contracts and/or Nonassigned Finance Contracts. In the event the Holdback is less than the Aggregate Principal Balance of the Undelivered Finance Contracts and/or Nonassigned Finance Contracts, Purchaser shall be entitled to charge any losses that it suffers by reason thereof against the Reserve. All Remittances received by Purchaser with respect to the Undelivered Finance Contracts and/or Nonassigned Finance Contracts shall be applied in accordance with
            Section 2.4(a). As of the Holdback Termination Date, the Aggregate Principal Balance as of the Effective Date of all Eligible Finance Contracts which are Undelivered Finance Contracts or Nonassigned Finance Contracts as of the Holdback Termination Date shall be added to the Reserve and UDC shall have no further rights in or to any portion of the Holdback.


                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF UDC AND SELLER

            3.1 REPRESENTATIONS AND WARRANTIES OF UDC. As an inducement to Purchaser to enter into this Agreement, UDC hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date that:

                  (a) Organization and Power. UDC is a corporation duly
            organized, validly existing and in good standing under the laws of the State of Delaware. UDC has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties, to carry on its business as currently conducted and, as holder of a majority in interest of the Loans, to direct Seller to purchase the Purchased Assets pursuant to the Final Sale Order and to sell the Purchased Assets to Purchaser pursuant to this Agreement. The Seller Agreements (as defined below) shall constitute a valid sale, transfer and assignment to Purchaser of the Purchased Assets enforceable against creditors of and purchasers from Seller and FMAC.

                  (b) Authorization; No Breach. The execution, delivery and
            performance of this Agreement, the UDC Servicing Agreement, the Guaranty and the other agreements contemplated hereby to be executed by UDC (the "UDC Agreements") and the transactions contemplated thereby have been duly and validly authorized by UDC. No other corporate act or proceeding on the part of the Board of Directors or stockholders of UDC is necessary to authorize the execution or delivery of, or performance under, the UDC Agreements, or the consummation of the transactions contemplated thereby. The UDC Agreements have been or at or prior to the Closing will be duly executed and delivered by UDC, and this Agreement constitutes, and upon execution and delivery of the other UDC Agreements by UDC, the other UDC Agreements shall each constitute, a valid and binding obligation of UDC, enforceable in accordance with its terms. The execution, delivery and performance of the UDC Agreements by UDC and the consummation of the transactions contemplated thereby does not and shall not (i) conflict with or result in any breach of any of the provisions of; (ii) constitute a default under, result in a violation of, cause the acceleration of any obligation, or give rise to any purchase or sale obligation under; (iii) result in the creation of any Lien upon any of the Purchased Assets under; or (iv) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity under, the provisions of UDC's charter or by-laws or any Contract by which UDC is bound or affected (including, without limitation, the Loan Agreement), the Final Sale Order or any Law to which UDC is subject or by which any of the Purchased Assets are bound.

                  (c) Title to Purchased Assets. On the Closing Date, Seller
            shall own good and marketable title to the Purchased Assets, free and clear of all Liens. At the Closing, Seller shall convey to Purchaser good and marketable title to the Purchased Assets, free and clear of all Liens.

                  (d) Litigation; Proceedings. There are no actions, suits,
            proceedings, orders or investigations pending or, to the best knowledge of UDC, threatened against or affecting UDC, Seller or the Purchased Assets at law or in equity, or before or by any Governmental Entity which (i) asserts the invalidity of this Agreement, (ii) seeks to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeks any determination or ruling that, if determined adversely to UDC or Seller, would have a Material Adverse Effect on the performance by UDC or Seller of their respective obligations under, or the validity or enforceability of, any of the UDC Agreements or Seller Agreements, and there is no basis known to UDC for any of the foregoing.

                  (e) Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of UDC or Seller.


                  (f) Governmental Consents, Etc. Except for Bankruptcy Order,
            no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of the Seller Agreements by Seller or the UDC Agreements by UDC, or the consummation by Seller or UDC of any of the transactions contemplated thereby.

                  (g) Compliance with Laws. Seller and UDC have complied with all applicable Laws of all Governmental Entities which affect the Purchased Assets or to which either of them may otherwise be subject, including, without limitation, the Bankruptcy Code, Bankruptcy Rules and orders of the Bankruptcy Court. No claim has been filed against Seller or UDC alleging a violation of any such Law and no basis exists for any such claim. Seller holds all of the permits, licenses, certificates, consents and other authorizations of Governmental Entities required under all applicable laws for the acquisition and sale to Purchaser of the Purchased Assets.

                  (h) Disclosure. UDC has responded in all respects to all
            written requests for information and has accurately answered in all respects, all written questions from Purchaser concerning the Purchased Assets, properties, liabilities, financial condition, results of operations or prospects of the Business, and UDC has not withheld any facts relating thereto which are material with respect to the Purchased Assets, properties, liabilities, financial condition, results of operations or prospects of the Business, taken as a whole. There is no fact known to UDC relating to Seller or FMAC, or to the prospects, operations, affairs or financial condition of the Business, which materially and adversely affects or in the future could reasonably be expected to materially and adversely affect the same which has not been disclosed in this Agreement or the Exhibits or Schedules hereto.

                  (i) Closing Date. All of the representations and warranties of
            UDC in this Section 3.1, Article 4 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered to Purchaser by are true and correct in all respects on the date of this Agreement and shall be true and correct in all respects on the Closing Date.

            3.2 REPRESENTATIONS AND WARRANTIES OF SELLER. As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date that:

                  (a) Organization and Power. Seller is a national banking
            association duly organized, validly existing and in good standing under the laws of the United States of America. Seller has all requisite power and authority to purchase the Purchased Assets pursuant to the Final Sale Order and to sell them to Purchaser pursuant to this Agreement.

                  (b) Authorization; No Breach. Seller is the duly constituent and acting agent of the Lenders under the Loan Agreement. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby to be executed and delivered by Seller (the "Seller Agreements") and the transactions contemplated hereby and thereby have been duly and validly authorized by Seller and, to the extent required, the Lenders. No other act or proceeding on the part of Seller or the Lenders is necessary to authorize the execution or delivery of, or performance under, the Seller Agreements or the consummation of the transactions contemplated thereby. This Agreement and the other Seller Agreements have been or at or prior to the Closing will be duly executed and delivered by Seller, and constitute (i) a valid sale, transfer and assignment to Purchaser of the Purchased Assets enforceable against creditors of and purchasers from Seller and (ii) this Agreement constitutes, and the other Seller Agreements, upon execution and delivery thereof by Seller, shall each constitute, a valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance of the Seller Agreements by Seller and the consummation of the transactions contemplated hereby and thereby does not and shall not (A) conflict with or result in any breach of any of the provisions of; (B) constitute a default under, result in a violation of, cause the acceleration of any obligation, or give rise to any purchase or sale obligation under; (C) result in the creation of any Lien upon any of the Purchased Assets under; or (D) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity under, the provisions of Seller's charter or by-laws or any Contract by which Seller is bound or affected, or any Law to which Seller is subject.

                  (c) Title to Purchased Assets. On the Closing Date, Seller
            shall own good and marketable title to the Purchased Assets, free and clear of all Liens. At the Closing, Seller shall convey to Purchaser good and marketable title to, the Purchased Assets, free and clear of all Liens other than Liens.

                  (d) Closing Date. All of the representations and warranties of
            Seller in this Section 3.2 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered to Purchaser by Seller are true and correct in all respects on the date of this Agreement and shall be true and correct in all respects on the Closing Date.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                           AS TO THE FINANCE CONTRACTS

            4.1 REPRESENTATIONS AND WARRANTIES AS TO THE FINANCE CONTRACTS. As a further inducement to Purchaser to enter into this Agreement, UDC hereby represents and warrants to

Purchaser with respect to the Finance Contracts as of the Effective Date and as of the Closing Date that, to UDC's knowledge:

                  (a) Finance Contracts. As to each Finance Contract (i) the
            Finance Contract has been validly sold and assigned to FMAC by any holder immediately preceding FMAC, free from all Liens, in the ordinary course of business of such holder, (ii) the Finance Contract was purchased from any holder immediately preceding FMAC in the ordinary course of FMAC's business, (iii) FMAC has paid any holder immediately preceding FMAC the entire amount owed by FMAC to the holder in connection with FMAC's purchase of the Finance Contract, (iv) the Finance Contract is an Eligible Finance Contract,
            (v) the Finance Contract is "chattel paper" as that term is used in the UCC, and (vi) the Finance Contract contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for enforcement of Contract Debtor's obligation to pay the amounts due thereunder, and are adequate for realization of the security interest against the Financed Vehicle in the event of default.

                  (b) List of Finance Contracts. The information set forth in the List of Finance Contracts on Schedule 4.1(b) is true and accurate in all respects as of the Effective Date and will be updated on or prior to the Closing to be true and accurate in all respects as of the Closing and such updated Schedule 4.1(b) shall be delivered to Purchaser on or prior to the Closing.

                  (c) Compliance with Law. Each Finance Contract and the sale of the Financed Vehicle complied at the time it was made, and each Finance Contract complies with, all requirements of applicable Laws, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z," and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit Laws, equal credit opportunity and disclosure Laws.

                  (d) Account History. FMAC has maintained accurate records of all financial transactions, documents, and material conversations regarding the Finance Contracts, Financed Vehicles and Contract Debtors, including without limitation, Contract Debtor Documents for each Finance Contract, and such records are computerized regarding financial transactions and Contract Debtor contacts.

                  (e) Binding Obligation. Each Finance Contract and associated
            Contract Right is a genuine, legal, valid and binding obligation of the Contract Debtor, enforceable by the holder thereof in accordance with its terms.

                  (f) Security Interest in Financed Vehicle. The Contract
            Debtor's obligations with respect to each Finance Contract are secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Seller as secured party and the sale under this

      Agreement shall convey to Purchaser the validly perfected first priority security interest in the Financed Vehicle.

            (g) Enforceable Obligations. There are no facts, events or occurrences known to UDC or Seller which would in any way impair the validity, collectibility or enforcement of any Finance Contract or associated Contract Right or tend to reduce the amount payable by the Contract Debtor on any Finance Contract or the obligated party for any Contract Right.

            (h) Contract in Force. No Finance Contract has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the security interest granted by the Finance Contract in whole or in part, and Seller's and each prior holder's obligations under the Finance Contract have been performed in accordance with the terms thereof, except those which first shall arise subsequent to the Closing.

            (i) No Modifications. No provision of a Finance Contract has been waived, altered or modified in any respect except for routine extensions done in accordance with FMAC's customary extension routines to the extent allowed by item (d) of the definition of Eligible Finance Contract.

            (j) No Defenses. No claim of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Finance Contract or associated Contract Rights.

            (k) No Liens. There are no Liens for work, labor or materials or otherwise relating to a Financed Vehicle that are Liens prior to or equal with the Lien granted by the Finance Contract and no Financed Vehicle has been materially damaged and not repaired.

            (l) Insurance. Each Finance Contract required the Contract Debtor to obtain Required Contract Debtor Insurance and as of the date the Contract Debtor entered into such Finance Contract FMAC was noted as an additional insured, loss payee, or lienholder on any such insurance policy actually obtained. There is no claim pending with respect to Required Contract Debtor Insurance or Optional Contract Debtor Insurance.

            (m) No Reductions. No arrangements have been made with any Contract Debtor or Contract Rights obligor for the reduction of any amounts due under a Finance Contract or Contract Rights.

            (n) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any applicable jurisdiction to give Seller the paramount interest in the Finance Contracts have been made.

            (o) Registration of Vehicles. Each Financed Vehicle has been registered with the appropriate department of motor vehicles or corresponding agency in the state in which the Financed Vehicle is located and all fees and taxes due in connection with the registration and Contract Debtor's purchase have been paid in full.

            (p) Registered Owner. A Certificate of Title has been issued, or applied and paid for, for each Financed Vehicle. All fees and taxes due in connection with the titling of the Financed Vehicles have been paid in full.

            (q) Capacity. Each of the Contract Debtors for the Finance Contracts had the capacity to contract at the time the Finance Contract was executed.

            (r) No Setoffs. There are no disputes existing or asserted with respect to any Finance Contracts or associated Contract Rights.

            (s) Bona Fide Transactions. The Finance Contracts represent undisputed, bona fide transactions being carried out in accordance with the terms and provisions contained in the Finance Contracts.

            (t) Insurance Company. Neither FMAC nor any of its officers, directors, employees, agents or representatives has taken any action which would require FMAC or any such officer, director, employee, agent or representative to obtain a license or qualify to do business as an insurance company or insurance agent under any Law.


                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller and UDC as of the date hereof and as of the Closing Date that:

      5.1 CORPORATE ORGANIZATION AND POWER. Purchaser is a corporation duly organized and validly existing under the laws of the State of New York with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby and perform its obligations hereunder and thereunder.

      5.2 AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby to which Purchaser is a party (the "Purchaser Agreements") and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate and stockholder action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance of the Purchaser Agreements.

      5.3 GOVERNMENTAL AUTHORITIES AND CONSENTS. Subject to approval of this Agreement by the Bankruptcy Court as provided herein, Purchaser is not required to submit any notice, report or other filing with any Governmental Entities in connection with the execution or delivery by Purchaser of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Entity or any other Person is required to be obtained by Purchaser in connection with its execution, delivery and performance of the Purchaser Agreements or the transactions contemplated hereby, except for the approval of the Bankruptcy Court as provided herein.

      5.4 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

      5.5 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Purchaser's knowledge, threatened against or affecting Purchaser, at law or in equity, or before or by any Governmental Entities which would materially adversely affect Purchaser's performance under this Agreement or the consummation of the transactions contemplated hereby.

      5.6 CLOSING DATE. All of the representations and warranties of Purchaser contained in this Article 5 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered to Seller are true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date.


                                    ARTICLE 6

                           COVENANTS PRIOR TO CLOSING

      6.1 AFFIRMATIVE COVENANTS. From the date hereof until prior to the Closing, UDC shall:

            (a) keep in full force and effect its corporate existence and all of its material rights and franchises;

            (b) use reasonable efforts to permit Purchaser and its employees, agents, accounting and legal representatives and potential lenders and their respective representatives to have access to FMAC's books, records, invoices, Contracts, key personnel, independent public accountants, property, facilities, equipment and other items reasonably related to the Business or the Purchased Assets;

            (c) use its best efforts to obtain all consents and approvals necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to Purchaser's obligation to close to be satisfied;

            (d) promptly inform Purchaser in writing of any variances from the representations and warranties contained in Article 3 or 4 of this Agreement; and

            (e) keep Purchaser and its counsel fully apprised of all Bankruptcy Proceedings, and, prior to making any filing with the Bankruptcy Court that relates to or affects this Agreement or the transactions contemplated hereby, shall allow Purchaser and its counsel reasonable time under the circumstances to comment on any such filing.

      6.2 NEGATIVE COVENANTS. Prior to the Closing, without the prior written consent of Purchaser, UDC shall not directly or indirectly (including through any agent, broker, finder or other third party), offer or agree to sell, dispose of, negotiate (whether such negotiations are initiated by any third Person or otherwise) for the sale or other disposition of, initiate, continue discussions or provide any information concerning the sale or other disposition of Purchased Assets or UDC's interest in the Loans.

      6.3 BANKRUPTCY COURT APPROVAL. Upon execution of this Agreement and to the extent it has not already done so, UDC shall cause Seller promptly to file its motion ("Motion") for approval of the credit bid that UDC shall cause Seller to make to purchase the Purchased Assets from FMAC and the transactions contemplated hereby (collectively, the "Transaction") with the Bankruptcy Court and shall immediately serve notice (in form and substance acceptable to Purchaser) of the hearing on the Motion and the Transaction on FMAC's creditors, stockholders, the IRS, other relevant taxing authorities and other parties in interest entitled to such notice pursuant to 11 U.S.C. Section 363 and the relevant sections of Bankruptcy Rule 2002, 6004, 6006, 9008 and 9014. UDC shall seek the earliest date and time available for a hearing on the Motion, if required, and the Transaction and objections, if any, thereto. UDC shall promptly notify Purchaser and its legal counsel of any and all objections to the Motion and the Transaction, and UDC shall be responsible for responding to any and all such objections and for securing the entry of the Bankruptcy Order as defined below. UDC, to the extent necessary, shall also oppose any motion to alter or amend the Bankruptcy Order and any motion for a stay of the Bankruptcy Order pending an appeal unless such motions are made by UDC and consented to by Purchaser.


                                    ARTICLE 7

                  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

      7.1 CONDITIONS TO PURCHASER'S OBLIGATION. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) the Bankruptcy Court shall have entered an order, in form and substance satisfactory to legal counsel for Purchaser, which order (the "Bankruptcy Order"), among other things, shall, unless specifically waived in writing by Purchaser: (i) make a finding that those matters which are the subject of the Transaction are "core" matters over which the Bankruptcy Court has jurisdiction pursuant to 28 U.S.C. Sections 1334 and 157; (ii) make a finding that due and proper notice of the Transaction has been given to creditors, stockholders and other parties in interest pursuant to 11 U.S.C. Section 363 and the relevant sections of the

      Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (iii) make a finding that the credit bid made by Seller at the direction of UDC constitutes fair value for the Purchased Assets; (iv) make a finding that the Purchased Assets are being purchased by Seller in good faith and that credit bid made by Seller at the direction of UDC was not controlled by an agreement among potential bidders; (v) make a finding that "sound business reasons" exist for court approval of the Transaction outside of a plan of reorganization; (vi) make a finding that the Finance Contracts are not executory contracts pursuant to 11 U.S.C. Section 365; (vii) approve the Transaction, and provide that the Purchased Assets are to be conveyed by FMAC to Seller free and clear of any and all interests in such Purchased Assets, including, but not limited to, mortgages, liens, security interests, encumbrances, claims, restrictions and limitations pursuant to 11 U.S.C. Sections 363(b) and (f); (viii) provide that the Purchaser is expressly subject to 11 U.S.C. Section 363(m) and Bankruptcy Rule 7054;
      (ix) provide that Seller shall not be liable or obligated for any liabilities, Liens, interests, damages, costs, expenses, claims or demands arising from or relating to FMAC's ownership or operation of the Purchased Assets or FMAC's conduct of the Business prior to the Closing Date, including, without limitation, any liability or obligations for any breach of any Contracts that are Assumed Liabilities or violation of any Law in connection therewith; (x) direct the Clerk of the Bankruptcy Court to enter the Bankruptcy Order and provide that there is no just reason to delay entry of the Bankruptcy Order pursuant to Bankruptcy Rule 7054; and
      (xi) specifically overrules objections, if any, to the Transaction; provided, however, that the Bankruptcy Order shall not have been stayed, materially modified, withdrawn or reversed as of Closing, and that as of Closing no motion for a stay of the Bankruptcy Order pending appeal has been timely filed and granted in a court of competent jurisdiction and that the authorization pursuant to the Bankruptcy Order and the Transaction have not been stayed by a court of competent jurisdiction;

            (b) the representations and warranties set forth in Article 3 and 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement; provided, however, that said materiality qualifier shall not apply to any representation or warranty that contains a materiality qualifier;

            (c) Seller and UDC each shall have performed all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing, including, without limitation, the delivery of all documents referred to in Sections 9.3(a) and (b);

            (d) there shall have been no material adverse change in the operations, financial condition, operating results, the Purchased Assets or business prospects of the Business or the occurrence of any event or existence of any circumstance which could reasonably be expected to result in the same, except for the filing of the Petition;

            (e) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms and conditions reasonably satisfactory to Purchaser;

            (f) all consents of third parties that are required (i) for the transfer of the Purchased Assets to Seller and subsequently to Purchaser,
      (ii) for the consummation of the transactions contemplated hereby or (iii) to prevent a breach of, or a default under or a termination or modification of, any Finance Contract to be acquired by Purchaser or to which any of the Purchased Assets are subject, and releases of all Liens on the Purchased Assets shall have been obtained on terms and conditions satisfactory to Purchaser;

            (g) no action or proceeding before any Governmental Entity shall be pending or have been asserted in writing which, in the judgment of Purchaser, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the consummation of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

            (h) Purchaser shall have received from counsel to UDC, an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to Purchaser and dated the Closing Date, in form and substance satisfactory to Purchaser;

            (i) concurrently with the Closing, Purchaser, FMAC and Seller shall have duly executed and delivered to one another the FMAC Servicing Agreement and Purchaser and UDC shall have duly executed and delivered to one another the UDC Servicing Agreement;

            (j) concurrently with the Closing, UDC shall have duly executed and delivered to Purchaser the Guaranty;

            (k) Purchaser shall have completed its due diligence review of the business and operations of FMAC to its satisfaction;

            (l) Seller shall have delivered to Purchaser an executed UCC financing statement containing the language set forth in Exhibit E attached hereto sufficiently far in advance of the Closing to be filed and file-searched by Purchaser prior to the Closing;

            (m) all proceedings to be taken by FMAC, Seller and UDC in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Purchaser shall be reasonably satisfactory in form and substance to Purchaser and its counsel; and

            (n) FMAC and UDC shall have entered into a consultation and assistance agreement with respect to the FMAC Servicing Agreement in form and substance satisfactory to Purchaser.

      7.2 WAIVER BY PURCHASER. Any conditions specified in Section 7.1 may be waived by Purchaser; provided, however, that except as otherwise provided in
Section 11.3 hereof, no such waiver shall be effective unless it is set forth in a writing executed by Purchaser.


                                    ARTICLE 8

             CONDITIONS TO THE OBLIGATION OF SELLER AND UDC TO CLOSE

      8.1 CONDITIONS TO THE OBLIGATION OF SELLER AND UDC. The obligation of Seller and UDC to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing
Date:

            (a) the representations and warranties of Purchaser set forth in
      Article 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

            (b) Purchaser shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

            (c) the Bankruptcy Court shall have approved the Transaction as provided herein and entered the Final Sale Order; and

            (d) Seller shall have acquired the Purchased Assets pursuant to 11 U.S.C. Section 363.

      8.2 WAIVER BY SELLER OR UDC. Any condition specified in Section 8.1 may be waived by Seller or UDC; provided, however, that except as otherwise provided in
Section 11.3 hereof, no such waiver shall be effective against Seller or UDC unless it is set forth in a writing executed by Seller or UDC, respectively.


                                    ARTICLE 9

                              CLOSING TRANSACTIONS

      9.1 THE CLOSING. Subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vedder, Price, Kaufman & Kammholz in Chicago, Illinois at 10:00 a.m. local time on December 18,

1997, or at such other place or on such other date as may be mutually agreeable to the parties. The date and time of the Closing are referred to herein as the "Closing Date".

      9.2 ACTION TO BE TAKEN AT THE CLOSING. The sale, conveyance, assignment and delivery of the Purchased Assets and the payment of the amount of the Purchase Price payable at the Closing pursuant to the terms of this Agreement shall take place at the Closing and, simultaneously, the other transactions contemplated by this Agreement shall take place by the delivery of the closing documents set forth in Section 9.3.

      9.3   CLOSING DOCUMENTS.

            (a) Seller hereby agrees to deliver to Purchaser at the Closing the following documents, duly executed by Seller and/or FMAC where necessary to make them effective:

                  (i) copies of all necessary third party and governmental
            consents, approvals, releases and filings required in order to effectuate the transactions contemplated by the Final Sale Order and this Agreement;

                  (ii) such instruments of sale, transfer, assignment,
            conveyance and delivery (including all vehicle titles), as are required in order to transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all Liens;

                  (iii) all of the Contract Debtor Documents, a limited power of attorney in the form of Exhibit G attached hereto from FMAC to Seller, the Blanket Endorsement in the form of Exhibit H attached hereto from FMAC to Seller, an Insurance Assignment in the form of
            Exhibit I attached hereto from FMAC to Seller, and an assignment from FMAC to Seller of each UCC Financing Statement filed of record in any jurisdiction that identifies FMAC as the secured party thereon;

                  (iv) a limited power of attorney in the form of Exhibit G
            attached hereto from Seller to Purchaser, the Blanket Endorsement in the form of Exhibit H attached hereto from Seller to Purchaser, an Insurance Assignment in the form of Exhibit I attached hereto from Seller to Purchaser and an assignment to Purchase of each UCC Financing Statement referred to in (iv) above;

                  (v) a certified copy of the Bankruptcy Order from the
            Bankruptcy Court and a certified copy of the docket sheet from the Bankruptcy Court, showing, unless specifically waived in writing by
            Purchaser: (A) the entry of the Bankruptcy Order on the docket sheet; (B) if timely motions to alter or amend the Bankruptcy Order have been filed with the Bankruptcy Court, then the entry of an order by the Bankruptcy Court which order overrules or denies such motions; or (C) if timely notices of appeal have been filed with the Bankruptcy Court, that no orders for a stay pending appeal have been granted; or that the authorization pursuant to the

            Bankruptcy Order and the Transaction have not been stayed by a court of competent jurisdiction;

                  (vi) such other documents or instruments as Purchaser may
            reasonably request to effect the transactions contemplated hereby.

            All of the foregoing documents in this Section 9.3(a) shall be satisfactory in form and substance to Purchaser and shall be dated the Closing Date.

            (b) At the Closing, UDC shall deliver to Purchaser the following items, duly executed by UDC where necessary to make them effective:

                  (i) a certificate of UDC in the form set forth in Exhibit F attached hereto, stating that the preconditions specified in Section 7.1(a) through (n), inclusive, have been satisfied;

                  (ii) certified copies of the resolutions duly adopted by the
            Board of Directors of UDC authorizing the execution, delivery and performance of the UDC Agreements, and the consummation of all other transactions contemplated by the UDC Agreements; and

                  (iii) such other documents or instruments as Purchaser may reasonably request to effect the transaction contemplated hereby.

            (c) At the Closing, Purchaser shall deliver to Seller the following items, duly executed by Purchaser where necessary to make them effective:

                  (i)   the Purchase Price payable at the Closing as provided in
            Section 2.1(b) hereof;

                  (ii) an officer's certificate in the form set forth in Exhibit
            J attached hereto, stating that the preconditions specified in
            Section 8.1(a) and (b) hereof have been satisfied;

                  (iii) copies of all necessary third party and governmental consents, approvals, releases and filings required in order for Purchaser to effect the transactions contemplated by this Agreement; and

                  (iv) such other documents or instruments as Seller reasonably may request to effect the transactions contemplated hereby.

            All of the foregoing documents in this Section 9.3(c) shall be reasonably satisfactory in form and substance to Seller and shall be dated as of the Closing Date.

      9.4 POSSESSION. Simultaneously with the Closing, Seller and UDC shall take such steps as are necessary or desirable to put Purchaser in actual possession of the Purchased Assets. Without limiting the generality of the foregoing, at the Closing, Seller and UDC shall cause to be delivered (a) to Purchaser all Remittances arising between the Effective Date and the Closing which were not credited against the Purchase Price pursuant to Section 2.1(b), all Finance Contracts, and all vehicle titles with respect to each Financed Vehicle and (b) to the servicer under the Servicing Agreement all Contract Debtor Records, correspondence and other documents related to the Finance Contracts to the extent not otherwise delivered to Purchaser.

      9.5 ELECTION BY PURCHASER. Upon written notice to Seller prior to Closing, Seller shall convey such Purchased Assets as Purchaser may identify to such Affiliate of Purchaser as Purchaser may identify, in each case, as specified in said written notice.


                                   ARTICLE 10

                                 INDEMNIFICATION

      10.1 INDEMNIFICATION BY UDC. UDC agrees to indemnify in full Purchaser and its officers, directors, employees, agents and stockholders (collectively, the "Purchaser Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including, without limitation, costs of investigation and preparation to defend against any Claim, salaries and other costs of in-house and outside consulting, accounting and other professionals, executives and employees, and reasonable legal expenses of in-house and outside counsel) whether liquidated or unliquidated, accrued or contingent (collectively, "Losses"), which Purchaser Indemnified Parties may suffer, sustain or become subject to, as a result of (a) any breach of any of the representations or warranties of Seller or UDC contained in any of the Seller Agreements or UDC Agreements; (b) any breach of, or failure to perform by Seller or UDC, any agreement of Seller or UDC contained in any of the Seller Agreements or the UDC Agreements; (c) any of the Excluded Liabilities; (d) any Claims or threatened Claims against Purchaser arising out of the actions or inactions of Seller, UDC or FMAC prior to the Closing with respect to the Purchased Assets; (e) any Claims or threatened Claims against Purchaser made by any Lender under the Loan Agreement or by any purchaser of any interest of any Lender under the Loan Agreement or (f) any act or omission of FMAC as servicer under the FMAC Servicing Agreement while the FMAC Servicing Agreement is in effect which Losses the Purchaser Indemnified Parties would not have suffered or sustained had the UDC Servicing Agreement been in effect, and had UDC complied in full with all of its obligations thereunder, at all times from and after the Closing Date, including, without limitation, by reason of the more extensive representations, warranties, covenants and indemnities in favor of Purchaser that are contained in the UDC Servicing Agreement as compared to the FMAC Servicing Agreement (collectively, the "Purchaser Losses"); provided, that, in each case, a Purchaser Indemnified Party provides written notice of a claim with respect thereto as required by Section 10.3 prior to the applicable Expiration Date.

      10.2 INDEMNIFICATION BY PURCHASER OF UDC. Purchaser agrees to indemnify in full UDC, and its officers, directors, employees, agents and stockholders (collectively, the "UDC Indemnified Parties") and hold them harmless against any Losses which any of the UDC Indemnified Parties may suffer, sustain or become subject to as a result of (a) any breach of any of the representations or warranties of Purchaser contained in the Purchaser Agreements or (b) any breach of, or failure to perform, any agreement of Purchaser contained in the Purchaser Agreements (collectively, "UDC Losses"); provided, that in each case, a UDC Indemnified Party provides written notice of a claim with respect thereto as required by Section 10.3 prior to the applicable Expiration Date.

      10.3  SURVIVAL.

            (a) The representations and warranties set forth in this Agreement shall not be affected by any investigation made by any party hereto and shall survive the consummation of the Closing and for a period of three
      (3) years after the Closing Date; provided, however, that the representations and warranties set forth in Article 4, the truth and accuracy of which are intended by the parties to be only a condition precedent to Purchaser's obligations under this Agreement, shall terminate upon the consummation of the Closing and shall not survive the Closing Date; provided further, however, that any representations and warranties that were made fraudulently shall survive until the expiration of all applicable statutes of limitation.

            (b) The respective covenants of each party shall survive the Closing until fully performed by such party.

            (c) The respective dates upon which the respective representation, warrants and covenants of the parties shall terminate and expire are referred to herein collectively as the "Expiration Date."

      10.4 METHOD OF ASSERTING CLAIMS. As used herein, an "Indemnified Party" shall refer to a "Purchaser Indemnified Party," or a "UDC Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party(ies) hereto obligated to indemnify such Notifying Party's Indemnified Parties.

            (a) In the event that any of the Indemnified Parties is made (or, in the case of a Purchaser Indemnified Party, is threatened to be made) a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Purchaser Losses or UDC Losses, as the case may be, (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement except to the extent such failure has materially and adversely affected the ability of the Indemnifying Party to successfully defend a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful, and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within ten (10) Business Days after the Indemnified Party's notice of such Claim (but in all events, at least five (5) Business Days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party and reasonably satisfactory to the Notifying Party. The Notifying Party shall be entitled at any time, at its cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Notifying Party), to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party shall cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Notifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event the Indemnifying Party fails or is not entitled to contest and defend a Claim, the Notifying Party shall be entitled to contest, defend and settle such Claim and pursue its indemnification rights hereunder.

            (b) In the event any Indemnified Party should have a claim for Losses against the Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. (However, the failure to give any such notice shall not affect any Notifying Party's ability to seek reimbursement for Losses.) If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within thirty (30) days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice shall be conclusively deemed a liability of the Indemnifying Parties. If the Indemnifying Party has timely disputed the liability of the Indemnifying Party(ies) with respect to such claim, the Chief Executive Officers of each of the Notifying Party and the Indemnifying Party (or their respective designees) shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Chief Executive Officers (or their respective designees) within sixty (60) days after the delivery of the Notifying Party's notice of such claim, such dispute (except for any such dispute which gives rise or could give rise to equitable relief under this Agreement) shall be resolved fully and finally in Chicago, Illinois, by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within thirty (30) days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

                                   ARTICLE 11

                                   TERMINATION

      11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual consent of Purchaser, Seller and UDC;

            (b) by either Seller and UDC or Purchaser if there has been a material misrepresentation or breach of a warranty or covenant on the part of the Purchaser on the one hand or Seller and/or UDC on the other hand in the representations and warranties or covenants set forth in this Agreement and any such misrepresentation or breach, if capable of cure, is not cured within fifteen (15) days after written notice thereof is given to such other party(ies), or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby (other than as a result of any willful act or omission by the terminating party); or

            (c) by Purchaser or by Seller and UDC if the transactions contemplated hereby have not been consummated by December 31, 1997; provided, that a party shall not be entitled to terminate this Agreement pursuant to this subsection (c) if such party's(ies') willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

      11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.1 hereof, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except liability for willful breaches of this Agreement prior to the time of such termination and except for the provisions of Section 12.4 hereof.

      11.3 EFFECT OF CLOSING. Seller, UDC and Purchaser shall be deemed to have waived their respective rights to terminate this Agreement upon the completion of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article 7 or 8 unless such waiver is made in writing.


                                   ARTICLE 12

                              ADDITIONAL AGREEMENTS

      12.1 PRESS RELEASE AND ANNOUNCEMENTS. No press release related to this Agreement or the transactions contemplated hereby, or other announcements to the employees, customers, dealers or suppliers of FMAC shall be issued without the joint approval of Purchaser and UDC. Purchaser and UDC shall cooperate to prepare a joint press release to be issued on the Closing Date or, upon the request of Purchaser or UDC at the time of the signing of this Agreement. No other public announcement related to this Agreement or the transactions contemplated hereby shall be made by any party, except as required by Law, in which event the parties shall consult as to the form and substance of any such announcement required by Law.

      12.2 EXPENSES. Except as otherwise specifically provided in this Agreement, each party shall pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

      12.3 BEST EFFORTS TO CONSUMMATE CLOSING TRANSACTIONS. On the terms and subject to the conditions contained in this Agreement, Seller, UDC and Purchaser each agree to use its best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things, necessary, proper or advisable under applicable Laws to consummate the Closing on the date Seller makes its credit bid to purchase the Purchased Assets from FMAC, including the satisfaction of all conditions thereto set forth herein; provided that none of Purchaser, Seller or UDC shall be required to make any material payment to obtain any consent or approval hereunder.

      12.4 SPECIFIC PERFORMANCE. Seller acknowledges that the Purchased Assets are unique and recognizes and affirms that in the event of a breach of this Agreement by Seller, money damages would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunction and/or other equitable relief, without posting any bond or security.

      12.5 REMITTANCES. Subject to the occurrence of the Closing and the terms of the Servicing Agreement, all Remittances and mail and other communications relating to the Purchased Assets or Assumed Liabilities received by FMAC, Seller or UDC at any time after the Effective Date (other than those which were applied as a credit against the Purchase Price under Section 2.1(b)) shall be immediately turned over to Purchaser by Seller or UDC, as may be appropriate, in the form received, with any such cash Remittances being turned over to Purchaser by wire transfer as set forth in the Servicing Agreement or, in the event of the termination thereof, within one (1) Business Day after the receipt thereof. Until such Remittances are turned over to Purchaser, neither Seller nor UDC shall have any right, title or interest therein and Seller or UDC, as may be appropriate, shall be deemed to hold such Remittances in trust for Purchaser. Seller and UDC each shall cooperate with Purchaser, and take such actions as Purchaser reasonably requests, to ensure that after the Closing Contract Debtors send their Remittances directly to Purchaser, and to assure that Remittances from Contract Debtors and which are improperly sent to Seller or UDC are not commingled with the assets of Seller or UDC and are turned over to Purchaser.

      12.6 FINANCING STATEMENTS. At the request of Purchaser, Seller shall execute such financing statements as Purchaser determines may be required by Law or desirable to perfect, maintain and protect the interest of Purchaser in any of the Purchased Assets and Financed Vehicles and in the proceeds thereof.

      12.7 PURCHASE OPTION. At any time subsequent to the third anniversary date of the Closing Date and provided that UDC shall not have breached any provision of the UDC Agreements, UDC shall have the option, exercisable by written notice to Purchaser, to purchase without warranty or recourse of any kind all of the then outstanding Finance Contracts at a purchase price equal to the sum of (a) the Yield Measurement as of the end of a Due Period not more than 90 days after the date of such notice and (b) a premium of 2 1/2% of such Yield Measurement as of the end of such Due Period. In the event that at any time after the Closing
(i) the Aggregate Principal Balance of the Finance Contracts is less than $5 million or (ii) the UDC Servicing Agreement is terminated by Purchaser other than as a result of an Event of Default or (iii) Purchaser assigns this Agreement without UDC's consent (which consent UDC agrees not to unreasonably withhold) to any third party other than an Affiliate of Purchaser, then UDC shall have the option, exercisable by written notice to Purchaser at any time in the event of the occurrence of the event in (i) above, and for a period of 30 days after the occurrence of the event in (ii) or (iii) above, to purchase without warranty or recourse of any kind of all of the then outstanding Finance Contracts at a purchase price equal to the Yield Measurement as of the end of a Due Period not more than 90 days after the date of such notice. The closing of any such purchase and sale shall take place as of the end of the applicable Due Period at Purchaser's principal office in Illinois on such date and at such time as Purchaser and UDC shall agree, payment of the purchase price shall be made in cash at such closing, UDC shall assume all of Purchaser's obligations under Sections 2.3-2.7 of this Agreement and all documentation relating to such purchase and sale shall be in form and substance acceptable to Purchaser.

                                   ARTICLE 13

                                  MISCELLANEOUS

      13.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived; provided, that any such amendment or waiver shall be binding on a party only if such amendment or waiver is set forth in a writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

      13.2 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested. Notices, demands and communications to a party shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

        Notices to Seller:    LaSalle National Bank
                              135 S. LaSalle Street
                              Chicago, Illinois  60603
                              Attention:  James Thompson
        with copies to:       Jenner & Block
                              One IBM Plaza
                              Chicago, Illinois  60611
                              Attention:  Jeffrey T. Elegant, Esq.

        Notices to UDC:       Ugly Duckling Corporation
                              2525 East Camelback Road, Suite 1150
                              Phoenix, Arizona  85010
                              Attention:  Steven P. Johnson, Esq.

        with copies to:       Snell & Wilmer LLP
                              One Arizona Center
                              Phoenix, Arizona  85004-0001
                              Attention:  Timothy W. Moser, Esq.

        Notices to Purchaser: General Electric Capital Corporation
                              Auto Financial Services
                              540 Northwest Highway
                              Barrington, Illinois  60010
                              Attention: Farhaan Hassan, Account Executive

        with copies to:       Vedder, Price, Kaufman & Kammholz
                              222 North LaSalle Street
                              Suite 2600
                              Chicago, Illinois  60601
                              Attention:  Dalius F. Vasys, Esq.

      13.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder of Seller or UDC shall be assignable by Seller or UDC, respectively, without the prior written consent of Purchaser; provided, however, that Seller may assign this Agreement to UDC and UDC may assign this Agreement to a wholly-owned subsidiary of UDC without Purchaser's consent; provided, further, however, that no such assignment shall release UDC from any of its obligations under this Agreement. Subsequent to the Closing, Purchaser shall have the right to assign this Agreement without the consent of any other party.

      13.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

      13.5 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

      13.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

      13.7 COMPLETE AGREEMENT. This document and the documents referred to herein contain the complete agreement between the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

      13.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

      13.9 GOVERNING LAW. Except to the extent the Bankruptcy Code applies, the internal Law, not the Law of conflicts, of the State of Illinois shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

      13.10 REMEDIES CUMULATIVE. All remedies of the parties provided herein shall, to the extent permitted by Law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and every remedy given herein or by Law to any party hereto may be exercised from time to time, and as often as shall be deemed expedient, by such party.

      13.11 LIMITATION ON CAPACITY; NON-RECOURSE. Seller is entering into this Agreement solely in its capacity as agent for the Lenders and not individually. It is expressly understood and agreed that nothing contained herein shall be construed as creating any liability upon Seller to pay or perform any of the obligations, undertakings, covenants, representations, warranties or agreements, either expressed or implied, contained herein or in any other document executed and delivered by Seller in connection herewith, any such liability being expressly waived by Purchaser, except that Seller shall be liable, individually, to account for funds or other property actually received by Seller; provided, however, that nothing herein contained shall any way limit the liability assumed by UDC or on its behalf by Seller as agent for the Lenders, or any other party, or Purchaser's rights in any of the Purchased Assets, or any collateral in which Purchaser acquires a lien under this Agreement.


                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By: /s/ Edward M. Lindsey
                                       -------------------------------------
                                       Its Manager of Underwriting
                                           ---------------------------------

                                    LASALLE NATIONAL BANK, as Agent as
                                    aforesaid


                                    By: /s/James Thompson
                                       -------------------------------------
                                       Its Senior V.P.
                                           ---------------------------------


                                    UGLY DUCKLING CORPORATION


                                    By: /s/ Donald L. Addink
                                       -------------------------------------
                                       Its Vice President
                                           ---------------------------------

                                    EXHIBIT C

                            PURCHASE PRICE ALLOCATION


One hundred percent (100%) of the Purchase Price shall be allocated to the Eligible Finance Contracts.

                                    EXHIBIT E

                                  UCC LANGUAGE



      This financing statement is filed to perfect the interest of General Electric Capital Corporation in all installment contracts, chattel paper, security interests, accounts, contract rights, general intangibles, notes, instruments and in all proceeds of the foregoing, which are purchased by General Electric Capital Corporation from _________________________________. A list of the installment contracts and chattel paper (collectively, "Chattel Paper") is attached as Exhibit A.

                                    EXHIBIT F

                                     FORM OF
                           CLOSING CERTIFICATE OF UDC


      The undersigned, as President and Chief Financial Officer of Ugly Duckling Corporation, a Delaware corporation ("UDC"), hereby certify pursuant to Section 9.3(b)(i) of that certain Purchase Agreement dated as of December ___, 1997 (the "Agreement"), by and among UDC, Purchaser and Seller (as said later two terms are defined therein), and that:

      1. The representations and warranties of UDC contained in the Agreement are true and correct as of the date of this certificate with the same force and effect as though made on and as of the date hereof, without taking into account any disclosures made by UDC to Purchaser pursuant to Section 6.1(i) of the Agreement.

      2. UDC has performed and complied with all covenants, agreements and conditions contained in the Agreement which are required to be performed or complied with by UDC as of the date hereof.

      3. The preconditions specified in Section 7.1(a) through (n), inclusive, of the Agreement have been satisfied.

      Dated as of this _____ day of ______________, 1997.

                                    UGLY DUCKLING CORPORATION


                                    By:
                                        ____________________________________
                                        Its President

                                                      and

                                    By:
                                        ____________________________________
                                        Its Chief Financial Officer

                                    EXHIBIT G

                                     FORM OF
                                POWER OF ATTORNEY



      KNOW ALL PEOPLE BY THESE PRESENTS:

      The undersigned ("Principal"), hereby constitutes and appoints [LASALLE NATIONAL BANK, AS AGENT FOR CERTAIN LENDERS, UNDER THAT CERTAIN FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF FEBRUARY 28, 1996, AS AMENDED, AMONG SAID LENDERS, FIRST MERCHANTS ACCEPTANCE CORPORATION AND LASALLE NATIONAL BANK, AS AGENT,] [GENERAL ELECTRIC CAPITAL CORPORATION] ("Agent") as its true and lawful agent and attorney in fact to act in its name and stead or on its behalf with authority to do the following acts with respect to motor vehicle retail installment contracts and related rights which Agent purchased from Principal (the contracts and related rights are referred to herein as the "Property"):

      1. Agent can receive, endorse and collect all payments made payable to or owed to Principal in connection with the Property.

      2. Agent can enforce, release, modify and transfer the rights and interests granted to Principal with respect to the Property, which on their face give Principal rights regarding the Property, including, but not limited to, rights with respect to insurance policies, motor vehicles, certificates of title and motor vehicle liens.

      This power of attorney is coupled with an interest and cannot be terminated by Principal.

      This power of attorney is made on December __, 1997.

                                    [FIRST MERCHANTS ACCEPTANCE CORPORATION, AS
                                    DEBTOR AND DEBTOR-IN-POSSESSION] [LASALLE
                                    NATIONAL BANK, AS AGENT FOR CERTAIN LENDERS
                                    UNDER THAT CERTAIN FOURTH AMENDED AND
                                    RESTATED LOAN AND SECURITY AGREEMENT DATED
                                    AS OF FEBRUARY 28, 1996, AS AMENDED, AMONG
                                    SAID LENDERS, FIRST MERCHANTS ACCEPTANCE
                                    CORPORATION AND LASALLE NATIONAL BANK, AS
                                    AGENT]

                                    By:
                                        ____________________________________
                                       Its:
                                           _________________________________

STATE OF ILLINOIS )
                  )  SS
COUNTY OF COOK    )

      I, ________________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that the person personally known to me to be the same person whose name is subscribed to the foregoing instrument has appeared before me this day in person and acknowledged that he/she signed and delivered such instrument as his/her free and voluntary act for the uses and purposes therein set forth.

      Given under my hand and official seal this _______ day of December __, 1997.


                                       ____________________________________
                                       Notary Public

                                    EXHIBIT H

                                     FORM OF
                               BLANKET ENDORSEMENT



      The undersigned, by execution of this instrument, hereby endorses to [LASALLE NATIONAL BANK, AS AGENT FOR CERTAIN LENDERS UNDER THAT CERTAIN FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF FEBRUARY 28, 1996, AS AMENDED, AMONG SAID LENDERS, FIRST MERCHANTS ACCEPTANCE CORPORATION AND LASALLE NATIONAL BANK, AS AGENT] [GENERAL ELECTRIC CAPITAL CORPORATION] ("Assignee") the attached Contract which is one of the Contracts described or referred to in the Bill of Sale and Assignment executed by the undersigned in favor of Assignee pursuant to the terms of that certain [__________ ORDER ENTERED BY THE UNITED STATES BANKRUPTCY COURT FOR THE STATE OF DELAWARE] [PURCHASE AGREEMENT AMONG THE UNDERSIGNED, ASSIGNEE AND A CERTAIN THIRD PARTY DATED AS OF DECEMBER ___, 1997]. This endorsement is in blank, unrestricted form. This endorsement may be effected by attaching either this instrument or a facsimile thereof to each or any of the Contracts.

      The undersigned agrees that anyone relying on any statement by Assignee as to which Contracts this Blanket Endorsement applies to shall have no liability to the undersigned for relying on such statements.

Dated:December __, 1997


                                    [FIRST MERCHANTS ACCEPTANCE CORPORATION, AS
                                    DEBTOR AND DEBTOR-IN-POSSESSION] [LASALLE
                                    NATIONAL BANK, AS AGENT FOR CERTAIN LENDERS
                                    UNDER THAT CERTAIN FOURTH AMENDED AND
                                    RESTATED LOAN AND SECURITY AGREEMENT DATED
                                    AS OF FEBRUARY 28, 1996, AS AMENDED, AMONG
                                    SAID LENDERS, FIRST MERCHANTS ACCEPTANCE
                                    CORPORATION AND LASALLE NATIONAL BANK, AS
                                    AGENT]


                                    By:
                                        ____________________________________
                                       Its
                                           _________________________________

                                    EXHIBIT I

                                     FORM OF
                              INSURANCE ASSIGNMENT

      The undersigned ("Assignor"), hereby absolutely and irrevocably assigns to [LASALLE NATIONAL BANK, AS AGENT FOR CERTAIN LENDERS UNDER THAT CERTAIN FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF FEBRUARY 28, 1996, AS AMENDED, AMONG SAID LENDERS, FIRST MERCHANTS ACCEPTANCE CORPORATION AND LASALLE NATIONAL BANK, AS AGENT] [GENERAL ELECTRIC CAPITAL CORPORATION] ("Assignee") all of Assignor's right, title and interest in, under, and with respect to all insurance and service contracts which provide any of the following coverages with respect to motor vehicle retail installment contracts which Assignor has sold to Assignee:

      1. credit life, credit disability or credit accident and health;

      2. casualty, damage, theft, loss or liability;

      3. involuntary unemployment;

      4. mechanical breakdown, warranty, maintenance or servicing;

      5. lender protection, vendor/lender single interest, skip, repossessed vehicle casualty (including damage, theft and loss), confiscation, nonfiling, failure of lien perfection, contract default or residual value; or

      6. any other coverage assigned in writing by Assignor to Assignee.

      Without limiting the rights included in this assignment, this assignment entitles Assignee to claim and collect all benefits, refunds and other amounts with respect to all coverages that Assignor would be entitled to claim and collect, and to make such claims and collections in its name or Assignor's name. Assignor hereby authorized Assignee to sign Assignor's name on all such claims and collections Assignee makes, and to endorse Assignor's name on all such payments it receives. Assignor hereby instructs and authorizes all providers of the foregoing coverages to rely on this Assignment and any statement or instruction in writing by Assignee with respect to the operation and effect of this Assignment and the installment contracts covered by it. Assignor hereby agrees that the providers of the coverages who so rely shall have no liability to Assignor for complying with this Assignment and such statements and instructions by Assignee.

Dated:  December __, 1997

                                    [FIRST MERCHANTS ACCEPTANCE CORPORATION, AS
                                    DEBTOR AND DEBTOR-IN-POSSESSION] [LASALLE
                                    NATIONAL BANK, AS AGENT FOR CERTAIN LENDERS
                                    UNDER THAT CERTAIN

                                    FOURTH AMENDED AND RESTATED LOAN AND
                                    SECURITY AGREEMENT DATED AS OF FEBRUARY 28,
                                    1996, AS AMENDED, AMONG SAID LENDERS, FIRST
                                    MERCHANTS ACCEPTANCE CORPORATION AND LASALLE
                                    NATIONAL BANK, AS AGENT]


                                    By:
                                        ------------------------------------
                                       Its
                                           ---------------------------------

                                    EXHIBIT J

                               CLOSING CERTIFICATE
                                       OF
                      GENERAL ELECTRIC CAPITAL CORPORATION


      The undersigned, as __________________ of General Electric Capital Corporation, a New York corporation ("Purchaser"), hereby certifies pursuant to
Section 9.3(c)(ii) of that certain Purchase Agreement dated as of December __, 1997 (the "Agreement"), by and among Purchaser, UDC and Seller (as said later two terms are defined therein), that the preconditions specified in Sections 8.1(a) and (b) of the Agreement have been satisfied.

      Dated as of this _____ day of December, 1997.

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By:
                                        ____________________________________
                                   Its:
                                        ____________________________________


                                       J-1